Exhibit 99.1

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/BCEI
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-855-635-6588
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/BCEI

Bonanza Creek Energy, Inc.

Special Meeting of Stockholders

For Stockholders of record on             , 2021

TIME:	, 2021 9:00 AM, Mountain Standard Time
PLACE:	Special Meeting to be held live via the internet - please visit www.proxydocs.com/BCEI for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Cyrus D. Marter IV and Brant H. DeMuth (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bonanza Creek Energy, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

The Notice and Proxy Statement are available at www.proxydocscom/BCEI

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Bonanza Creek Energy, Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of Bonanza Creek common stock, par value $0.01 per share, to stockholders of Extraction Oil & Gas, Inc. (“Extraction”), in connection with the transactions pursuant to the terms of the Agreement and Plan of Merger, dated as of May 9, 2021, by and among Bonanza Creek, Extraction and Raptor Eagle Merger Sub, Inc.	☐	☐	☐	FOR

2.	To approve the issuance of shares of Bonanza Creek common stock, par value $0.01 per share, to stockholders of CPPIB Crestone Peak Resources America Inc. (“Crestone Peak”), in connection with the transactions pursuant to the terms of the Agreement and Plan of Merger, dated as of June 6, 2021, by and among Bonanza Creek, Raptor Condor Merger Sub 1, Inc, Raptor Condor Merger Sub 2, LLC, Crestone Peak Resources LP, Crestone Peak, Crestone Peak Resources Management LP, and, solely for purposes of certain provisions thereof, Extraction.	☐	☐	☐	FOR

Note: The Named Proxies shall vote in accordance with their discretion on such other business as may properly come before the meeting or any adjournment thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/BCEI

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date